Exhibit 10.2

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in place of the redacted language. The redacted information has been filed separately with the Commission.

Sangamo BioSciences, Inc. Point Richmond Tech Center 501 Canal Blvd., Suite A100 Richmond, CA 94804 510-970-6000 (Tel) 510-236-8951(Fax)
Expressing Life

February 25, 2008

David A. Smoller, Ph.D.

President

Biotechnology Business Unit

Sigma-Aldrich Co.

3050 Spruce Street,

St. Louis, MO 63103

Re:	License Agreement—Genentech Custom Project

Dear Dave:

In connection with the License Agreement dated July 10, 2007 (the “Agreement”), by and between Sangamo BioSciences, Inc. (“Sangamo”) and Sigma-Aldrich Co. (“Sigma”), as amended, Sigma and Sangamo hereby agree as set forth below.

1. Pursuant to a certain Research and License Agreement, effective as of April 27, 2007 (the “Existing Sangamo/Genentech Agreement”), Sangamo is obligated to perform certain custom project services for Genentech, Inc. (“Genentech”) with respect to [***] named in such Existing Sangamo/Genentech Agreement. This confirms that as between Sigma and Sangamo, Sangamo’s rights and obligations under the Existing Sangamo/Genentech Agreement are as set out in Section 6.1(a) of the Agreement and in Sections 6, 7 and 8 of this letter agreement.

2. Genentech desires that certain additional custom services projects be performed with respect to additional targets to be selected by Genentech (“Additional Services”).

3. Under Sections 6.1(b) and (c) of the Agreement, Sigma (and not Sangamo) has the right to enter into the contractual relationship with Genentech with respect to such Additional Services. Notwithstanding the foregoing, in light of the relationship between Genentech and Sangamo under the Existing Sangamo/Genentech Agreement and for the sake of expediency, Sigma and Sangamo agree that Sangamo (and not Sigma) will enter into an agreement with Genentech to perform the Additional Services (the “New Sangamo/Genentech Agreement”), as enabled by and in accordance with the provisions of this letter agreement. An unexecuted copy

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of the final version of the New Sangamo/Genentech Agreement is attached to this letter agreement as Exhibit A. The Existing Sangamo/Genentech Agreement and the New Sangamo/Genentech Agreement are referred to collectively as the “Sangamo/Genentech Agreements.”

4. Sangamo and Sigma agree that [***]

5. The foregoing is not intended to limit Sangamo’s obligation, other than to the extent provided in any Assumption Agreement(s), under the New Sangamo/Genentech Agreement to perform the Additional Services or Sangamo’s obligation under the Agreement to perform certain activities with respect to custom services projects in the Field generally, including without limitation the Manufacture and supply of Active Supplied ZFNs and/or Modified Cell Lines.

6. Notwithstanding the exclusive nature of any licenses granted to Sigma in the Agreement or any other terms of the Agreement, Sigma agrees that Sangamo is permitted to grant the rights and licenses to Genentech that are specified in the New Sangamo/Genentech Agreement (including without limitation the licenses set forth in Sections 5.1(a) and 5.1(d) therein) and otherwise to perform Sangamo’s obligations that are set forth in the New Sangamo/Genentech Agreement, and the grant of such licenses and performance of such obligations do not violate the terms of the Agreement.

7. Sigma confirms that Sangamo’s grant of an exclusive license to Sigma in the Agreement was made expressly subject to the rights granted to Genentech in the Existing Sangamo/Genentech Agreement, and, as a result, Sangamo is permitted to perform Sangamo’s obligations that are set forth in the Existing Sangamo/Genentech Agreement and the performance of such obligations does not violate the terms of the Agreement.

8. Without limiting the provisions of this letter agreement:

(a) Subject to the other terms of this Section 8(a), Sigma hereby grants to Sangamo a non-exclusive, worldwide, sublicensable license, under the Sigma IP Rights (as defined below), (i) to make, use and import ZFN Reagents (as defined in the Sangamo/Genentech Agreements) (and any associated expression plasmids provided by Sangamo to Genentech under the Sangamo/Genentech Agreements) solely for the purpose of altering the genomic DNA of any of the Designated Genes (as defined in the Sangamo/Genentech Agreements) in a cell line to create ZFN Modified Cell Lines (as defined in the Sangamo/Genentech Agreements); (ii) to alter the genomic DNA of any of the Designated Genes in a cell line to create Modified Cell Lines (as defined in the Sangamo/Genentech Agreements); and (iii) to make, use and import Modified Cell Lines created under clauses (i) and (ii) solely for the purpose of making Licensed Products (as defined in the Sangamo/Genentech Agreements). The license set forth in (i)-(iii) of the previous sentence shall terminate with respect to a particular Designated Gene immediately upon the termination of the license granted by Sangamo to Genentech with respect to such Designated Gene, as set forth in the applicable Sangamo/Genentech Agreement. For the purpose of this letter agreement, “Sigma IP Rights” means Sigma’s intellectual property rights in (A) Know-How (as defined in the Sangamo/Genentech Agreements) that is Controlled by (as defined in the Sangamo/Genentech Agreements mutatis mutandis) Sigma, existing as of the effective

2.

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date of the Agreement or thereafter, to the extent necessary or reasonably useful to make or use (including for validation purposes) ZFN Reagents and/or ZFN Modified Cell Lines or (B) Patents (as defined in the Sangamo/Genentech Agreements) that are Controlled by Sigma, existing as of the effective date of the Agreement or thereafter, having one or more claims that encompass ZFN Reagents and/or ZFN Modified Cell Lines and/or the making and/or use of ZFN Reagents and/or ZFN Modified Cell Lines. To the extent that the foregoing license includes rights that are expressly licensed to Sangamo under the Agreement, the foregoing license is intended merely to confirm such rights and shall not be construed as limiting any licenses granted to Sangamo under the Agreement. To the extent that the foregoing license includes rights that are not expressly licensed to Sangamo under the Agreement, Sangamo shall have the right to grant sublicenses under such rights solely to Genentech, and Sangamo (but, for clarity, not Genentech) agrees to practice such rights solely for the purpose of performing its obligations under the Sangamo/Genentech Agreements.

(b) [***]

(c) [***]

(d) [***]

(e) To the extent that Genentech receives, pursuant to each of the Sangamo/Genentech Agreements, a sublicense under any license granted by Sigma to Sangamo under the Agreement or under this letter agreement, any such sublicense may be further sublicensed by Genentech to multiple tiers of sublicensees, and such sublicense (including any further sublicenses thereunder) shall survive the termination of the Agreement, this letter agreement, or Sangamo’s license rights under the foregoing agreements, provided that Genentech is not then in default under the applicable Sangamo/Genentech Agreement.

9. Sigma and Sangamo agree:

(a) Sangamo shall pay to Sigma [***] of each of the following payments received by Sangamo from Genentech under the New Sangamo/Genentech Agreement:

(i) [***]

(ii) [***]

(iii) [***]

(iv) [***]

(b) Payments by Sangamo under Section 9(a) of this letter agreement shall be made within [***] of Sangamo’s receipt of the relevant payment from Genentech. Sections 7.11-7.15 of the Agreement shall apply to all payments made under this letter agreement.

(c) The portion of the Genentech payments described in Section 9(a) of this letter agreement that are retained by Sangamo (i.e., [***] of such payments) shall be deemed to fully satisfy Sigma’s obligations under Section 7.7 of the Agreement.

3.

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(d) Solely for the purpose of Section 7.5 of the Agreement, the portion of the Genentech payments described in Section 9(a) of this letter agreement that is retained by Sangamo (i.e., [***] of such payments) shall be deemed to be royalty payments received by Sangamo and shall be deemed to be in respect of sales occurring in the calendar quarter in which Sangamo received such payments from Genentech. For clarity, such Genentech payments described in Section 9(a) of this letter agreement shall not constitute Sublicensing Revenue for purposes of the Agreement.

(e) Sangamo shall use Diligent Efforts (as defined in the Agreement) to promptly bill and collect amounts due Sangamo pursuant to Sections 3.2, 3.3, 3.4 and 3.5 of the New Sangamo/Genentech Agreement.

(f) Any Custom Product Deliverables provided by Sangamo to Genentech under the New Sangamo/Genentech Agreement shall count towards the [***], as set forth in Section 6.2(b) of the Agreement. Sigma shall owe the payment(s) specified in Section 6.2(b) of the Agreement if the Custom Product Deliverables provided by Sangamo to Genentech under the New Sangamo/Genentech Agreement causes Sangamo to exceed such maximum.

(g) Notwithstanding anything to the contrary herein, Sangamo shall retain one hundred percent (100%) of all payments made to Sangamo under the Existing Sangamo/Genentech Agreement.

10. Sangamo and Sigma further agree:

(a) For the avoidance of doubt, the Subject Matter (as defined in Section 4.3(a) of the New Sangamo/Genentech Agreement) shall be deemed to be a “Sangamo Improvement” pursuant to the Agreement, and any resulting patent or patent application that claims such Subject Matter shall be deemed to be a “Sangamo Patent” and included within “Sangamo Technology” pursuant to the Agreement.

(b) For the avoidance of doubt, the obligation of Sangamo to indemnify, defend and hold Sigma harmless pursuant to Section 12.1(d) of the Agreement includes obligations owed by Sangamo to Genentech pursuant to the Sangamo/Genentech Agreements.

(c) Sangamo further agrees that, solely for the purposes of evaluating whether Sangamo is in breach of its obligations under the Agreement and determining Sangamo’s liability therefor, Sangamo’s obligation to perform the Research (as defined in the New Sangamo/Genentech Agreement) for Genentech shall be deemed to be a “collaborative service reasonably necessary for the performance by Sigma of the Custom Projects,” as such phrase is used in Section 6.2 of the Agreement.

(d) Notwithstanding any provision of the Agreement to the contrary, Sangamo (and not Sigma) shall be responsible for paying all fees, milestones, royalties and other compensation owed to Third Parties pursuant to Third Party Licenses identified in Exhibit B of the Agreement on account of the grant to Genentech of the licenses set forth in the New Sangamo/Genentech Agreement, or the (ii) the generation, development and/or commercialization of Licensed Products (as defined in the New Sangamo/Genentech Agreement) by Genentech.

4.

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(e) Sangamo will promptly provide to Sigma a copy of all notices received by Sangamo from Genentech pursuant to the New Sangamo/Genentech Agreement with respect to the Additional Services to the extent such obligations involve the performance of a custom service project in the Field for Genentech.

(f) Prior to providing any notice to Genentech under Section 2.1(b) of the New Sangamo/Genentech Agreement with respect to the Additional Services, to the extent such obligations involve the performance of a custom service project in the Field for Genentech, Sangamo will first review such notice with Sigma and consider any comments of Sigma in good faith.

11. As between Sangamo and Sigma, the following information is the Confidential Information of Sangamo under the Agreement (whether or not so marked) and may only be used by Sigma for the benefit of Genentech: (a) the New Sangamo/Genentech Agreement, including the version attached to this letter agreement as Exhibit A and any earlier drafts provided by Sangamo to Sigma; (b) the Existing Sangamo/Genentech Agreement, a copy of which was provided by Sangamo to Sigma; (c) any notices provided by Sangamo to Sigma under Sections 10(e) or 10(f) of this letter agreement; and (d) any other Confidential Information (as defined in the Sangamo/Genentech Agreements) of Genentech provided by Sangamo to Sigma in connection with either of the Sangamo/Genentech Agreements).

12. The Agreement is hereby amended to the extent necessary to implement the provisions of this letter agreement. Sangamo and Sigma agree that Genentech is an express third party beneficiary of (with the right to enforce) such provisions (other than the provisions in Sections 9 and 10 of this letter agreement), whether or not Sangamo shall have first undertaken the enforcement thereof.

Any capitalized term used in this letter agreement that is not defined herein shall have the meaning given to such term in the Agreement.

Please confirm Sigma’s acknowledgment and agreement by signing below.

Sincerely,

/s/ Edward Lanphier
Edward Lanphier
President and Chief Executive Officer

5.

Acknowledged and Agreed:

Sigma-Aldrich Co.

By:	/s/ David A. Smoller
David A. Smoller, Ph.D.
President, Biotechnology Business Unit

6.

Exhibit A

New Sangamo/Genentech Agreement

(ATTACHED)

7.